Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT

IMPERIAL CAPITAL’S SECURITY INVESTOR CONFERENCE

ENGLEWOOD, CO — December 7, 2012 — Ascent Capital Group, Inc. (Nasdaq: ASCMA) announced today that it will deliver a presentation to the attendees of Imperial Capital’s Security Investor Conference, scheduled for December 13, 2012 at The Waldorf Astoria in New York, NY at 3:45 pm EST. John Orr, Senior Vice President of Corporate Development of Ascent,  Michael Meyers, Chief Financial Officer of Ascent and its subsidiary Monitronics International, Inc., and Michael Haislip, Executive Vice President of Ascent and President and Chief Executive Officer of Monitronics International, Inc., will speak at the conference. During their presentations, Messrs. Orr, Meyers and Haislip may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

During the event, a webcast and copy of management’s presentation will be made available on the Ascent investor relations website at http://ascentcapitalgroupinc.com/Investor-Relations.aspx.

For more information about the conference, please visit the Imperial Capital website at http://www.securityinvestorconference.com.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics International Inc., one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com